FOR IMMEDIATE RELEASE
                                                           ---------------------

                    P&G EXPLORING STRATEGIC ALTERNATIVES FOR
                         SUNNY DELIGHT(R) AND PUNICA(R)
                    ----------------------------------------

         CINCINNATI, July 16, 2003 - Procter & Gamble today announced it is exploring strategic alternatives with respect to its Sunny Delight(R) and Punica(R) juice drink brands. P&G will consider various alternative structures to increase shareholder value, which could include a sale of the brands and related assets. Additionally, the company is seeking partners, licensees, or other ways to commercialize its considerable nutrition technologies.

         "Exploring strategic options for P&G's business is an ongoing process. P&G's strategy for sustained growth is focused on building from the core. A key element of our strategic focus involves tough choices that enable us to re-deploy resources and invest in core and new businesses. This is one of those tough but right choices," said A.G. Lafley, P&G chairman, president and chief executive.

         "The Sunny Delight and Punica businesses have made significant progress on delivering a better cost structure, better brand equity and are leading brands in their home markets", said Jorge P. Montoya, President of P&G's global snacks and beverages business. "However, while the juice based market is large, the business model is better for companies that have chosen Juice beverages as a corporate priority."

         Lafley added, "Following this decision, we're now focused on growing our Snacks and Coffee businesses, where P&G has two Billion Dollar Brands with strong equities. Both Folgers and Pringles have proprietary technology, a robust innovation pipeline and solid business plans."

                                                                       - More -

         P&G is now soliciting offers for the refrigerated drink/juice businesses and will consider sale or alternative offers for the businesses as a group or as individual units. P&G has retained Goldman Sachs to act as the advisor of any eventual transaction.

ABOUT SUNNY DELIGHT, PUNICA AND THE NUTRITION TECHNOLOGIES
----------------------------------------------------------

         Originally created in Florida in 1964, Sunny D is a leading brand in the US, Canada, Spain, Portugal, United Kingdom and France. Since acquiring Sunny D in 1989, P&G has more than quadrupled the sales of the brand through geographic expansion, new flavors and packages, and effective marketing. The brand's line-up includes Tangy Florida Style(R), Smooth California Style(R), Tropical Caribbean(R), a calcium fortified version, a new Lemonade and a variety of sizes, including the fast selling new 333ml Big D(R) sports bottle.

         Punica is a leading brand sold primarily in Germany. Since acquiring Punica in 1984, P&G has more than tripled the sales of the brand through several innovations, including the recent launch of Schorle and Tea and Fruit flavors, and new PET packaging forms.

         P&G's nutrition technologies are extensive and cover a wide variety of food and beverage products enhancing both performance and taste.

ABOUT PROCTER & GAMBLE
----------------------

   Two billion times a day, P&G brands touch the lives of people around the world. Some of the nearly 300 P&G brands consumers know and use with confidence in over 160 countries around the world include: Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R) and Clairol Nice `n Easy(R). The P&G community consists of nearly 102,000 employees working in almost 80 countries worldwide. Please visit www.pg.com for the latest news and in-depth information about P&G and its brands.


ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACT INCLUDED IN THIS RELEASE, ARE FORWARD-LOOKING STATEMENTS, AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. IN ADDITION TO THE RISKS AND UNCERTAINTIES NOTED IN THIS RELEASE, THERE ARE CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED BY SOME OF THE STATEMENTS MADE. THESE INCLUDE: (1) THE ACHIEVEMENT OF EXPECTED COST AND TAX SAVINGS ASSOCIATED WITH CHANGES IN THE COMPANY'S ORGANIZATION STRUCTURE; (2) THE ABILITY TO ACHIEVE BUSINESS PLANS, INCLUDING GROWING VOLUME PROFITABLY, DESPITE HIGH LEVELS OF COMPETITIVE ACTIVITY, ESPECIALLY WITH RESPECT TO THE PRODUCT CATEGORIES AND GEOGRAPHICAL MARKETS IN WHICH THE COMPANY HAS CHOSEN TO FOCUS;
(3) THE ABILITY TO MANAGE AND MAINTAIN KEY CUSTOMER RELATIONSHIPS; (4) THE ACHIEVEMENT OF GROWTH IN SIGNIFICANT DEVELOPING MARKETS SUCH AS CHINA, TURKEY, MEXICO, THE SOUTHERN CONE OF LATIN AMERICA, THE COUNTRIES OF CENTRAL AND EASTERN EUROPE AND THE COUNTRIES OF SOUTHEAST ASIA; (5) THE ABILITY TO SUCCESSFULLY MANAGE REGULATORY, TAX AND LEGAL MATTERS, INCLUDING RESOLUTION OF PENDING MATTERS WITHIN CURRENT ESTIMATES; (6) THE ABILITY TO SUCCESSFULLY IMPLEMENT, ACHIEVE AND SUSTAIN COST IMPROVEMENT PLANS IN MANUFACTURING AND OVERHEAD AREAS;
(7) THE ABILITY TO SUCCESSFULLY MANAGE CURRENCY (INCLUDING CURRENCY ISSUES IN LATIN AMERICA), INTEREST RATE AND CERTAIN COMMODITY COST EXPOSURES; (8) THE ABILITY TO MANAGE THE CONTINUED POLITICAL AND/OR ECONOMIC UNCERTAINTY IN LATIN AMERICA (INCLUDING VENEZUELA) AND WAR IN THE MIDDLE EAST, AS WELL AS ANY POLITICAL AND/OR ECONOMIC UNCERTAINTY DUE TO TERRORIST ACTIVITIES OR WAR (INCLUDING KOREA); AND (9) THE SUCCESSFUL ACQUISITION, TRANSITION, INTEGRATION, AND OPERATION OF THE WELLA BUSINESS. IF THE COMPANY'S ASSUMPTIONS AND ESTIMATES ARE INCORRECT OR DO NOT COME TO FRUITION, OR IF THE COMPANY DOES NOT ACHIEVE ALL OF THESE KEY FACTORS, THEN THE COMPANY'S ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS MADE HEREIN. FOR ADDITIONAL INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER FROM THOSE PROJECTED HEREIN, PLEASE REFER TO OUR MOST RECENT 10-K, 10-Q AND 8-K REPORTS.

                                      # # #

P&G CONTACTS:
------------

    MEDIA US
    Gary Dowdell - Snacks & Beverages   1-513-983-8172

    MEDIA EUROPE:
          UK - Sally Woodage  +44 191 297 6992

          SPAIN & PORTUGAL - Rafael Mazon +34 91 722 24 98

          FRANCE - Marc Alias +33 1 40 88 5127

          GERMANY - Detlef Schermer + 49 6196 89 43 69

          EUROPEAN  NEWS OFFICE - Andrew Fisk-Corporate +32 2 456 5656

          P&G CORPORATE MEDIA CENTER:
                US media call:             1-866 PROCTER (1-866-776-2837)
                Media outside the US call:+1-513-945-9087

    INVESTOR RELATIONS
    ------------------
    John P. Goodwin - +1-513-983-2414

    GOLDMAN SACHS:
    William Bousquette  +1-212-902-9906